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                                                                      EXHIBIT 21

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

Name of Subsidiary                             Jurisdiction of Incorporation
-------------------------------------          -----------------------------

Maxim Integrated Products                      England
  UK Limited

Maxim International Inc.                       Virgin Islands

Maxim GmbH                                     Germany

Maxim SARL                                     France

Maxim Japan                                    Japan

Maxim Integrated Products Korea, Inc.          Korea

Maxim Phil. Operating Corporation              Philippines

Maxim Phil. Holding Corporation                Philippines


              These Subsidiaries are 100% owned by the Registrant


Maxtek Components Corporation                  Oregon


                 This Subsidiary is 50% owned by the Registrant

Maxim Phil. Land Corporation                   Philippines


                 This Subsidiary is 40% owned by the Registrant
